UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 22, 2013 (January 15, 2013)

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	90-0370486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Room 2120 and 2122, Leighton Centre,
77 Leighton Road, Causeway Bay, Hong Kong
(Address of principal executive offices)

(852) 2833-2186
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2013, Mr. Ronald Lee, Director of Network CN Inc. (the “Company") notified the Company of his intention to resign from his position as a director of the Company for personal reasons. Mr. Lee’s resignation will become effective on February 1, 2013. Mr. Lee’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors of the Company is currently reviewing candidates to fill the vacancy on the Board of Directors caused by Mr. Lee’s resignation and will announce the appointment of a suitable candidate as soon as such determination is made.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2013

NETWORK CN INC.

By: /s/ Earnest Leung
Earnest Leung
Chief Executive Officer